                                                                    EXHIBIT 11.1


             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                                                                      FOR THE
                                               FOR THE YEARS ENDED              THREE MONTHS ENDED
                                                   DECEMBER 31,                      MARCH 31,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
Pro forma net income (loss)..........   $(200,403)   $(286,282)    $836,756     $267,141     $441,471
                                       ==========   ==========   ==========   ==========   ==========
Weighted average number of shares of
  Common Stock outstanding:
  Actual shares......................                            16,400,000                16,400,000
  Additional shares required to
     replace the planned distribution
     to shareholders in excess of pro
     forma earnings for the twelve
     months ended March 31,
     1996(1).........................                               127,061                   127,061
                                                                 ----------                ----------
                                                                 16,527,061                16,527,061
                                                                 ==========                ==========
Pro forma net income (loss) per share
  of Common Stock....................                                 $0.05                     $0.03
                                                                      -----                     -----
                                                                      -----                     -----


- ---------------
(1) Pursuant to Staff Accounting Bulletin Topic 1:B.3., additional shares calculated as follows:

    Planned distribution to shareholders.........................................  $2,917,000
    Less pro forma earnings for the twelve months ended March 31, 1996...........   1,011,086
                                                                                   ----------
    Planned distribution to shareholders in excess of earnings for the twelve months ended March 31, 1996................................................  $1,905,914
                                                                                    =========
    Estimated offering price per share...........................................      $15.00
                                                                                       ------
                                                                                       ------
    Number of shares of Common Stock required to replace the amount of the planned distribution to shareholders in excess of earnings for the twelve
      months ended March 31, 1996................................................     127,061
                                                                                    =========